UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Knowles Corporation

(Exact name of registrant as specified in charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 28, 2016, Knowles Corporation (the “Company”) issued a press release announcing the pricing of $150 million aggregate principal amount of its 3.25% Convertible Senior Notes due 2021. The Company has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $22.50 million aggregate principal amount of the notes.

In connection with the pricing of the notes, the Company entered into privately negotiated convertible note hedge transactions with affiliates of three of the initial purchasers (the “option counterparties”). The Company also entered into warrant transactions with the option counterparties.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

99.1	Press Release of Knowles Corporation dated April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: April 29, 2016
	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Knowles Corporation dated April 28, 2016.

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